Exhibit 99.1

Third Quarter 2025 Earnings Results Media Relations: Tony Fratto 212-902-5400 Investor Relations: Jehan Ilahi 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Third Quarter 2025 Earnings Results

Goldman Sachs Reports Third Quarter Earnings Per Common Share of $12.25

Financial Summary

Net Revenues	Net Earnings	EPS
3Q25 $15.18 billion	3Q25 $ 4.10 billion	3Q25 $12.25
3Q25 YTD $44.83 billion	3Q25 YTD $12.56 billion	3Q25 YTD $37.33

Annualized ROE[1]	Book Value Per Share
3Q25 14.2%	3Q25 $353.79
3Q25 YTD 14.6%	YTD Growth 5.1%

NEW YORK, October 14, 2025 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $15.18 billion and net earnings of $4.10 billion for the third quarter ended September 30, 2025. Net revenues were $44.83 billion and net earnings were $12.56 billion for the first nine months of 2025.

Diluted earnings per common share (EPS) was $12.25 for the third quarter of 2025 compared with $8.40 for the third quarter of 2024 and $10.91 for the second quarter of 2025, and was $37.33 for the first nine months of 2025 compared with $28.64 for the first nine months of 2024.

Annualized return on average common shareholders’ equity (ROE)1 was 14.2% for the third quarter of 2025 and 14.6% for the first nine months of 2025.

Book value per common share increased by 1.2% during the third quarter of 2025 and by 5.1% during the first nine months of 2025 to $353.79.

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

Net Revenues

Net revenues were $15.18 billion for the third quarter of 2025, 20% higher than the third quarter of 2024 and 4% higher than the second quarter of 2025. The increase compared with the third quarter of 2024 reflected higher net revenues across all segments.

Net Revenues
$15.18 billion

Global Banking & Markets

Net revenues in Global Banking & Markets were $10.12 billion for the third quarter of 2025, 18% higher than the third quarter of 2024 and essentially unchanged compared with the second quarter of 2025.

Investment banking fees were $2.66 billion, 42% higher than the third quarter of 2024, primarily due to significantly higher net revenues in Advisory, reflecting a significant increase in completed mergers and acquisitions volumes, and in Debt underwriting, primarily driven by an increase in leveraged finance activity. Net revenues in Equity underwriting were higher, primarily driven by initial public offerings. The firm’s Investment banking fees backlog[2] was essentially unchanged compared with the end of the second quarter of 2025 and higher compared with the end of 2024.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $3.47 billion, 17% higher than the third quarter of 2024, primarily reflecting significantly higher net revenues in FICC intermediation, due to significantly higher net revenues in interest rate products and higher net revenues in mortgages and commodities, partially offset by significantly lower net revenues in currencies and lower net revenues in credit products. Net revenues in FICC financing were higher, primarily driven by mortgages and structured lending.

Net revenues in Equities were $3.74 billion, 7% higher than the third quarter of 2024, due to significantly higher net revenues in Equities financing, primarily driven by prime financing, partially offset by lower net revenues in Equities intermediation, driven by cash products.

Net revenues in Other were $250 million, compared with $227 million for the third quarter of 2024.

Global Banking & Markets
$10.12 billion
Advisory	$ 1.40 billion
Equity underwriting	$ 465 million
Debt underwriting	$ 788 million
Investment banking fees	$ 2.66 billion
FICC intermediation	$ 2.44 billion
FICC financing	$ 1.04 billion
FICC	$ 3.47 billion
Equities intermediation	$ 2.02 billion
Equities financing	$ 1.72 billion
Equities	$ 3.74 billion
Other	$ 250 million

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

Asset & Wealth Management

Net revenues in Asset & Wealth Management were $4.40 billion for the third quarter of 2025, 17% higher than the third quarter of 2024 and 16% higher than the second quarter of 2025. The increase compared with the third quarter of 2024 primarily reflected higher Management and other fees and significantly higher net revenues in Private banking and lending.

The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. The increase in Private banking and lending net revenues were primarily driven by the payment of interest on a previously impaired loan. Net revenues in Debt investments were higher, reflecting net mark-ups compared with net mark-downs in the prior year period, partially offset by lower net interest income due to a reduction in the debt investments balance sheet.

Asset & Wealth Management
$4.40 billion
Management and other fees	$ 2.95 billion
Incentive fees	$ 77 million
Private banking and lending	$ 1.06 billion
Equity investments	$ 116 million
Debt investments	$ 204 million

Platform Solutions

Net revenues in Platform Solutions were $670 million for the third quarter of 2025, 71% higher than the third quarter of 2024 and 2% lower than the second quarter of 2025.

Consumer platforms net revenues were significantly higher, primarily reflecting a net loss in the prior year period related to the General Motors credit card program that was transferred to held for sale. Transaction banking and other net revenues were higher, primarily reflecting mark-downs in the prior year period related to the seller financing loan portfolio that was transferred to held for sale.

Platform Solutions
$670 million
Consumer platforms	$599 million
Transaction banking and other	$ 71 million

Provision for Credit Losses

Provision for credit losses was $339 million for the third quarter of 2025, compared with $397 million for the third quarter of 2024 and $384 million for the second quarter of 2025. Provisions for the third quarter of 2025 primarily reflected net provisions related to the credit card portfolio (driven by net charge-offs). Provisions for the third quarter of 2024 reflected net provisions related to the credit card portfolio (primarily driven by net charge-offs), partially offset by a net benefit related to the wholesale portfolio (driven by recoveries on previously impaired loans).

Provision for Credit Losses
$339 million

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

Operating Expenses

Operating expenses were $9.45 billion for the third quarter of 2025, 14% higher than the third quarter of 2024 and 2% higher than the second quarter of 2025. The firm’s efficiency ratio[2] was 62.1% for the first nine months of 2025, compared with 64.3% for the first nine months of 2024.

The increase in operating expenses compared with the third quarter of 2024 primarily reflected increases in compensation and benefits expenses (reflecting improved operating performance), transaction based expenses, charitable contributions to Goldman Sachs Gives (in other expenses) and net provisions for litigation and regulatory proceedings (in other expenses).

Net provisions for litigation and regulatory proceedings were $131 million for the third quarter of 2025, compared with $41 million for the third quarter of 2024.

Headcount increased 5% compared with the end of the second quarter of 2025, reflecting the timing of campus hires.

Operating Expenses
$9.45 billion

YTD Efficiency Ratio
62.1%

Provision for Taxes

The effective income tax rate for the first nine months of 2025 was 21.5%, up from 20.2% for the first half of 2025, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards.[3]

YTD Effective Tax Rate
21.5%

Other Matters

◾ On October 13, 2025, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $4.00 per common share to be paid on December 30, 2025 to common shareholders of record on December 2, 2025.

◾ During the quarter, the firm returned $3.25 billion of capital to common shareholders, including $2.00 billion of common share repurchases (2.8 million shares at an average cost of $718.60) and $1.25 billion of common stock dividends.[2]

◾ Global core liquid assets[2] averaged $481 billion for the third quarter of 2025, compared with an average of $462 billion for the second quarter of 2025.

Declared Quarterly Dividend Per Common Share
$4.00

Common Share Repurchases
2.8 million shares for $2.00 billion

Average GCLA
$481 billion

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, an outbreak or worsening of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-289-0459 (in the U.S.) or 1-323-794-2095 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	SEPTEMBER 30, 2025	JUNE 30, 2025	SEPTEMBER 30, 2024	JUNE 30, 2025	SEPTEMBER 30, 2024
GLOBAL BANKING & MARKETS
Advisory	$ 1,404	$ 1,174	$ 875	20%	60%
Equity underwriting	465	428	385	9	21
Debt underwriting	788	589	605	34	30
Investment banking fees	2,657	2,191	1,865	21	42

FICC intermediation	2,437	2,423	2,013	1	21
FICC financing	1,035	1,044	949	(1)	9
FICC	3,472	3,467	2,962	–	17

Equities intermediation	2,020	2,595	2,209	(22)	(9)
Equities financing	1,716	1,706	1,291	1	33
Equities	3,736	4,301	3,500	(13)	7

Other	250	161	227	55	10
Net revenues	10,115	10,120	8,554	–	18

ASSET & WEALTH MANAGEMENT
Management and other fees	2,945	2,805	2,619	5	12
Incentive fees	77	102	85	(25)	(9)
Private banking and lending	1,057	789	756	34	40
Equity investments	116	(1)	116	N.M.	–
Debt investments	204	83	178	146	15
Net revenues	4,399	3,778	3,754	16	17

PLATFORM SOLUTIONS
Consumer platforms	599	623	333	(4)	80
Transaction banking and other	71	62	58	15	22
Net revenues	670	685	391	(2)	71

Total net revenues	$ 15,184	$ 14,583	$ 12,699	4	20
Geographic Net Revenues (unaudited)[2]
$ in millions

	THREE MONTHS ENDED

	SEPTEMBER 30, 2025	JUNE 30, 2025	SEPTEMBER 30, 2024
Americas	$ 10,020	$ 8,982	$ 8,045
EMEA	3,163	3,811	3,076
Asia	2,001	1,790	1,578
Total net revenues	$ 15,184	$ 14,583	$ 12,699

Americas	66%	62%	63%
EMEA	21%	26%	24%
Asia	13%	12%	13%
Total	100%	100%	100%

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	NINE MONTHS ENDED		% CHANGE FROM

	SEPTEMBER 30, 2025	SEPTEMBER 30, 2024	SEPTEMBER 30, 2024
GLOBAL BANKING & MARKETS
Advisory	$ 3,370	$ 2,574	31%
Equity underwriting	1,263	1,178	7
Debt underwriting	2,129	1,926	11
Investment banking fees	6,762	5,678	19

FICC intermediation	8,250	7,814	6
FICC financing	3,093	2,651	17
FICC	11,343	10,465	8

Equities intermediation	7,162	5,984	20
Equities financing	5,067	3,996	27
Equities	12,229	9,980	23

Other	608	341	78
Net revenues	30,942	26,464	17

ASSET & WEALTH MANAGEMENT
Management and other fees	8,453	7,607	11
Incentive fees	308	219	41
Private banking and lending	2,571	2,145	20
Equity investments	110	630	(83)
Debt investments	414	820	(50)
Net revenues	11,856	11,421	4

PLATFORM SOLUTIONS
Consumer platforms	1,833	1,550	18
Transaction banking and other	198	208	(5)
Net revenues	2,031	1,758	16

Total net revenues	$ 44,829	$ 39,643	13
Geographic Net Revenues (unaudited)[2]
$ in millions

	NINE MONTHS ENDED

	SEPTEMBER 30, 2025	SEPTEMBER 30, 2024
Americas	$ 28,868	$ 25,351
EMEA	10,465	9,477
Asia	5,496	4,815
Total net revenues	$ 44,829	$ 39,643

Americas	65%	64%
EMEA	23%	24%
Asia	12%	12%
Total	100%	100%

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)2

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	SEPTEMBER 30, 2025	JUNE 30, 2025	SEPTEMBER 30, 2024	JUNE 30, 2025	SEPTEMBER 30, 2024
REVENUES
Investment banking	$ 2,659	$ 2,194	$ 1,864	21%	43%
Investment management	2,952	2,837	2,649	4	11
Commissions and fees	1,110	1,201	873	(8)	27
Market making	3,868	4,733	4,127	(18)	(6)
Other principal transactions	743	514	839	45	(11)
Total non-interest revenues	11,332	11,479	10,352	(1)	9

Interest income	20,822	19,789	21,448	5	(3)
Interest expense	16,970	16,685	19,101	2	(11)
Net interest income	3,852	3,104	2,347	24	64

Total net revenues	15,184	14,583	12,699	4	20

Provision for credit losses	339	384	397	(12)	(15)

OPERATING EXPENSES
Compensation and benefits	4,680	4,685	4,122	-	14
Transaction based	1,968	1,955	1,701	1	16
Market development	171	167	159	2	8
Communications and technology	545	530	498	3	9
Depreciation and amortization	531	618	621	(14)	(14)
Occupancy	242	234	242	3	-
Professional fees	432	440	400	(2)	8
Other expenses	884	612	572	44	55
Total operating expenses	9,453	9,241	8,315	2	14

Pre-tax earnings	5,392	4,958	3,987	9	35
Provision for taxes	1,294	1,235	997	5	30
Net earnings	4,098	3,723	2,990	10	37
Preferred stock dividends	238	250	210	(5)	13
Net earnings applicable to common shareholders	$ 3,860	$ 3,473	$ 2,780	11	39

EARNINGS PER COMMON SHARE
Basic[2]	$ 12.42	$ 11.03	$ 8.52	13%	46%
Diluted	$ 12.25	$ 10.91	$ 8.40	12	46

AVERAGE COMMON SHARES
Basic	309.6	313.7	324.8	(1)	(5)
Diluted	315.0	318.3	330.8	(1)	(5)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 109,249	$ 108,943	$ 107,947	-	1
Basic shares[2]	308.8	311.5	324.2	(1)	(5)
Book value per common share	$ 353.79	$ 349.74	$ 332.96	1	6

Headcount	48,300	45,900	46,400	5	4

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)2

In millions, except per share amounts

	NINE MONTHS ENDED		% CHANGE FROM

	SEPTEMBER 30, 2025	SEPTEMBER 30, 2024	SEPTEMBER 30, 2024

REVENUES

Investment banking	$6,769	$5,682	19%
Investment management	8,548	7,673	11
Commissions and fees	3,537	3,001	18
Market making	14,324	14,557	(2)
Other principal transactions	1,800	3,019	(40)

Total non-interest revenues	34,978	33,932	3

Interest income	59,994	61,443	(2)
Interest expense	50,143	55,732	(10)

Net interest income	9,851	5,711	72

Total net revenues	44,829	39,643	13

Provision for credit losses	1,010	997	1

OPERATING EXPENSES

Compensation and benefits	14,241	12,947	10
Transaction based	5,773	4,852	19
Market development	494	465	6
Communications and technology	1,581	1,468	8
Depreciation and amortization	1,655	1,894	(13)
Occupancy	709	733	(3)
Professional fees	1,296	1,177	10
Other expenses	2,073	1,970	5

Total operating expenses	27,822	25,506	9

Pre-tax earnings	15,997	13,140	22
Provision for taxes	3,438	2,975	16

Net earnings	12,559	10,165	24

Preferred stock dividends	643	563	14

Net earnings applicable to common shareholders	$11,916	$9,602	24

EARNINGS PER COMMON SHARE

Basic[2]	$37.75	$28.98	30%
Diluted	$37.33	$28.64	30

AVERAGE COMMON SHARES

Basic	314.6	330.0	(5)
Diluted	319.2	335.3	(5)

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)2

$ in billions

	AS OF

	SEPTEMBER 30, 2025	JUNE 30, 2025
ASSETS
Cash and cash equivalents	$ 169	$ 153

Collateralized agreements	347	367

Customer and other receivables	177	182

Trading assets	653	628

Investments	204	202

Loans	222	217

Other assets	36	36
Total assets	$ 1,808	$ 1,785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 490	$ 466

Collateralized financings	300	311

Customer and other payables	257	259

Trading liabilities	262	253

Unsecured short-term borrowings	73	69

Unsecured long-term borrowings	277	280

Other liabilities	25	23
Total liabilities	1,684	1,661

Shareholders’ equity	124	124
Total liabilities and shareholders’ equity	$ 1,808	$ 1,785
Capital Ratios and Supplementary Leverage Ratio (unaudited)[2] $ in billions

	AS OF

	SEPTEMBER 30, 2025	JUNE 30, 2025
Common equity tier 1 capital	$ 103.7	$ 102.6

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 722	$ 709

Common equity tier 1 capital ratio	14.4%	14.5%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 682	$ 672

Common equity tier 1 capital ratio	15.2%	15.3%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	5.2%	5.3%
Average Daily VaR (unaudited)[2] $ in millions

	THREE MONTHS ENDED

	SEPTEMBER 30, 2025	JUNE 30, 2025
RISK CATEGORIES
Interest rates	$ 72	$ 79

Equity prices	51	48

Currency rates	19	23

Commodity prices	20	15

Diversification effect	(71)	(67)
Total	$ 91	$ 98

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)2

$ in billions

	AS OF

	SEPTEMBER 30, 2025	JUNE 30, 2025	SEPTEMBER 30, 2024
ASSET CLASS
Alternative investments	$ 374	$ 355	$ 328
Equity	914	857	780
Fixed income	1,313	1,253	1,220

Total long-term AUS	2,601	2,465	2,328

Liquidity products	851	828	775

Total AUS	$ 3,452	$ 3,293	$ 3,103

	THREE MONTHS ENDED

	SEPTEMBER 30, 2025	JUNE 30, 2025	SEPTEMBER 30, 2024
Beginning balance	$ 3,293	$ 3,173	$ 2,934
Net inflows / (outflows):
Alternative investments	12	9	9
Equity	5	8	4
Fixed income	39	–	16

Total long-term AUS net inflows / (outflows)	56	17	29

Liquidity products	23	(12)	37

Total AUS net inflows / (outflows)	79	5	66

Net market appreciation / (depreciation)	80	115	103

Ending balance	$ 3,452	$ 3,293	$ 3,103

Goldman Sachs Reports

Third Quarter 2025 Earnings Results

Footnotes

1.	Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity.
The table below presents average common shareholders’ equity:

AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED SEPTEMBER 30, 2025	NINE MONTHS ENDED SEPTEMBER 30, 2025
Total shareholders’ equity	$ 123,507	$ 123,444
Preferred stock	(15,153)	(14,963)
Common shareholders’ equity	$ 108,354	$ 108,481

2.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2025: (i) Investment banking fees backlog – see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision – see “Results of Operations – Asset & Wealth Management – Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management,” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management,” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2025: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

For information about net interest income and total non-interest revenues, see the firm’s Form 8-K dated January 15, 2025.

Represents a preliminary estimate for the third quarter of 2025 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2025.

3.

The impact of tax benefits related to employee share-based awards was a reduction to provision for taxes for the first nine months of 2025 of approximately $610 million, which increased diluted EPS by $1.91 and annualized ROE by 0.7 percentage points.